Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-125175, 333-122569, 333-115178, 333-196710) and Registration Statement on Form S-3 (No. 333-202804) of Global Indemnity plc of our report dated July 2, 2015 relating to the financial statements of American Reliable Insurance Company, which appears in this Current Report on Form 8-K/A of Global Indemnity plc dated January 1, 2015 (as amended on March 16, 2015 and July 2, 2015).

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA

July 2, 2015